Exhibit 10.1

EXECUTION VERSION

Ruili Group Co., Ltd.

No. 2666 Kaifaqu Avenue,

Ruian City, Zhejiang Province 325200, PRC

November 29, 2019

Ruili International Inc.

1209 Orange Street,

Wilmington, Delaware 19801

Re: Equity Commitment Letter

Ladies and Gentlemen:

Ruili Group Co., Ltd. (including its successors or permitted assigns, the “Sponsor”) is pleased to offer this commitment, subject to the terms and conditions contained in this letter agreement (“Agreement”), to purchase, directly or indirectly, equity interests of Ruili International Inc., a company incorporated in the state of Delaware (“Parent”). Reference is made to the Agreement and Plan of Merger, to be entered into concurrently with this Agreement (as may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”), by and among the Parent, Ruili International Merger Sub Inc., a newly formed Delaware company and a wholly owned subsidiary of Parent (“Sub”), and SORL Auto Parts, Inc., a Delaware corporation (the “Company”), pursuant to which Sub will be merged with and into the Company, with the Company surviving that merger on the terms and conditions set forth in the Merger Agreement (the “Merger”). In the Merger, each share of common stock, par value $0.002 per share, of the Company, will be converted into the right to receive the Merger Consideration as set forth in the Merger Agreement. This Agreement is being delivered to the Parent in connection with the execution of the Merger Agreement by the Company, Parent and Sub. Capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement, as in effect on the date hereof.

1. Commitment. This Agreement confirms the commitment of the Sponsor, upon the terms and subject to the conditions set forth herein and in the Merger Agreement, to purchase, or to cause one or more of its respective Affiliates to purchase, prior to or at the Closing, equity interests of Parent representing 41.16% of the outstanding and issued common stock of Parent for an aggregate amount equal to the product of the Aggregate Merger Consideration (as defined below) plus related Transaction Costs (as defined below) in immediately available funds (such sum, the “Commitment”). The Sponsor may effect the funding of the Commitment directly or indirectly through one or more of its intermediaries or Affiliates of the Sponsor, but the foregoing shall not relieve the Sponsor of its obligations to fund any portion of the Commitment except to the extent any of such intermediaries or Affiliates have actually funded such portion pursuant to and in accordance with this Agreement. The proceeds of the Commitment shall be used by Parent solely for the purpose of enabling Parent to (a) pay the total amount of Merger Consideration to consummate the Merger pursuant to and in accordance with the Merger Agreement at the time of Closing (the “Aggregate Merger Consideration”), (b) pay all other amounts required to be paid by Parent and Sub pursuant to and in accordance with the Merger Agreement, (c) pay any and all fees and expenses of Parent and Sub in connection with the Merger and the other transactions contemplated by the Merger Agreement, and (d) satisfy all of Parent and Sub’s other payment obligations in connection with the Merger and the other transactions contemplated by the Merger Agreement (collectively, the “Transaction Costs”); provided, however, that the Sponsor shall not, under any circumstances, be obligated to purchase equity from Parent or otherwise provide any funds to Parent in an amount exceeding the amount of the Commitment. The term “Commitment” means an amount equal to: (i) US$37,502,844.96 (such amount, the “Maximum Commitment”); or (ii) such lesser amount as in the aggregate suffices to fully fund an amount equal to the sum of the Aggregate Merger Consideration and the Transaction Costs pursuant to, and in accordance with, the Merger Agreement and the transactions contemplated thereby. The Sponsor hereby confirms that it has available funds in an amount not less than the RMB-equivalent of the Maximum Commitment and no internal or other approval is required for it to fulfill its obligations hereunder (other than those internal or other approvals which the Sponsor has obtained as of the date hereof). Notwithstanding anything else to the contrary in this Agreement, the aggregate amount of direct or indirect liability of the Sponsor under this Agreement shall at no time exceed the amount of the Commitment less any portion thereof that has been funded by the Sponsor to Parent in accordance with the terms hereof.

2. Conditions to Funding. The Sponsor’s obligation to fund the Commitment is subject only to the satisfaction or valid waiver by Parent of the conditions to Parent’s and Sub’s obligations to consummate the Merger as set forth in Article VIII of the Merger Agreement (other than those conditions that by their nature are to be satisfied at the Closing, but subject to those conditions being satisfied as of such time) in accordance with the Merger Agreement. Notwithstanding the foregoing, if the Company is awarded specific performance with respect to the obligations of Parent and Sub to effect the Closing pursuant to the Merger Agreement, the conditions set forth above shall be deemed satisfied.

3. Termination. This Agreement, and the Sponsor’s obligation to fund the Commitment, will terminate automatically upon the earlier to occur of (a) consummation of the Closing and the payment by Parent and Sub of all amounts required to be made by them under the Merger Agreement, or (b) the valid termination of the Merger Agreement in accordance with its terms; provided that, if any claim or proceeding has been commenced by the Company to seek specific performance of the obligations of Parent and Sub to effect the Closing pursuant to the Merger Agreement, this Agreement and the Sponsor’s obligation to fund the Commitment shall survive until the earlier of (i) a final, non-appealable judgment from a court of competent jurisdiction in respect of such claim or proceeding (and, if determined in such judgment, payment of all amounts required to be made by Parent and Sub) and (ii) the consummation of the Closing and the payment by Parent and Sub of all amounts required to be made by them under the Merger Agreement. From and after the valid termination of the obligation to fund the Commitment in accordance with the preceding sentence, neither Sponsor nor any Related Party (as defined below) of the Sponsor will have any liability or obligation to any Person as a result of this Agreement.

4. No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, no Person other than the Sponsor shall have any liability for any obligations or liabilities hereunder and (a) notwithstanding that the Sponsor may be a limited liability company, no recourse hereunder shall be had against any former, current or future direct or indirect director, officer, employee, agent, partner, manager, member, security holder, Affiliate, stockholder, controlling Person, attorney or Representative of the Sponsor, other than the Sponsor, Parent, Sub or their respective successors or assigns (a “Related Party”) or any Related Party of any of the Sponsor’s Related Parties (including without limitation, in respect of any liabilities or obligations arising under, or in connection with the Merger, the Merger Agreement and the transactions contemplated thereby or with respect to any Legal Proceeding, including without limitation, in the event that either Parent or Sub breaches its obligations under the Merger Agreement and including whether or not Parent’s or Sub’s breach is caused by the breach by the Sponsor of its obligations under this Agreement) whether by the enforcement of any judgment or assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable Law, and (b) no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any Related Party of the Sponsor or any Related Party of the Sponsor’s Related Parties under this Agreement or for any claim based on, in respect of, or by reason of such obligations hereunder or by their creation. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person, other than the Company (solely to the extent provided for in the first sentence of Section 6 of this Agreement), Parent, and the Sponsor, any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. For the avoidance of doubt, this Section 4 shall not in any manner limit, restrict or affect any of the Related Parties’ obligations or liabilities under (i) the Merger Agreement, (ii) that certain Equity Contribution and Voting Agreement, dated as of the date hereof, by and among Parent and Rollover Shareholders (the “Support Agreement”), or (iii) that certain Undertaking, dated as of the date hereof, by and among the Sponsor, Parent, Sub, Rollover Shareholders and certain other parties thereto (the “Undertaking”), to which a Related Party is a party.

5. Assignment; Reliance. This Agreement, Parent’s rights hereunder and the Sponsor’s obligations to fund the Commitment hereunder shall not be assignable to any other party without the prior written consent of the other parties hereto, and any attempted assignment without such consent shall be null and void and of no force and effect, except that the Sponsor may assign its obligations to fund the Commitment hereunder to Affiliates of the Sponsor without the consent of Parent; provided, however, that notwithstanding any such assignment, the Sponsor shall remain liable to perform all of its obligations hereunder. The Sponsor acknowledges that Parent and the Company have entered into the Merger Agreement, and Parent will proceed with and consummate the Merger in reliance upon, among other things, the Sponsor’s obligation to fund the Commitment as set forth herein.

6. Third Party Beneficiaries. The Company is hereby made an express third party beneficiary of this Agreement with the right to rely on the Agreement and to cause the Sponsor to fund its Commitment pursuant to and in accordance with Section 1 to enable Parent and Sub to effect the Closing under the Merger Agreement; and, provided, further, that the right of the Company to enforce Section 1 of this Agreement pursuant to this Section 6 is subject to the terms, conditions and limitations set forth in the Merger Agreement. Except as set forth in the preceding sentence, nothing set forth in this Agreement shall be construed to confer upon or give any Person other than Parent any benefits, rights or remedies under or by reason of, or any rights to enforce or cause Parent to enforce, the Commitment or any provisions of this Agreement. For the avoidance of doubt and notwithstanding anything to the contrary in any other Section of this Agreement or in the Merger Agreement, and notwithstanding that this Agreement is referred to in the Merger Agreement, no party (including any Subsidiaries and Affiliates of the Company or any of Parent’s creditors) other than Parent and the Company in the limited circumstances described above, shall have any rights against the Sponsor pursuant to this Agreement.

7. Representations and Warranties. The Sponsor represents, warrants, and covenants to Parent that: (a) it has (and will continue to have) the requisite capacity and authority to execute and deliver this Agreement and to fulfill, to perform its obligations hereunder and to consummate the transactions contemplated hereby; (b) the execution, delivery and performance of this Agreement by it has been duly and validly authorized and approved by all necessary action, and no other proceedings or actions on the part of it are necessary therefor; (c) this Agreement has been duly and validly executed and delivered by it and constitutes a legal, valid and binding agreement of it enforceable by Parent against it in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity); (d) it has (and will continue to have) available funds not less than the sum of the Maximum Commitment plus the aggregate amount of all other commitments and obligations the Sponsor currently has outstanding; (e) the execution, delivery and performance by it of this Agreement do not and will not (i) violate any Laws, (ii) result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of any benefit under, or otherwise require the consent or approval of any other Person pursuant to, any contract to which it is a party, or (iii) violate any of its organizational documents; (f) the Maximum Commitment is equal to or less than the maximum amount that the Sponsor is permitted to invest in any one portfolio investment or in any form through any method pursuant to the terms of its constituent documents; (g) all consents, approvals, authorizations, permits of, filings with and notifications to, any Governmental Entity or any other Person necessary for the due execution, delivery and performance of this Agreement by it have been obtained or made, and all conditions thereof have been duly complied with an no other action by, and no notice to or filing with, any Governmental Entity or any other Person, is required in connection with the execution, delivery and performance of this Agreement; and (h) there is no Legal Proceeding pending against it, or, to the knowledge of it, threatened against it or any other Person, that restricts or prohibits (or, if successful, would restrict or prohibit) the performance by it of its obligations under this Agreement.

8. Relationship of the Parties. The Sponsor and Parent acknowledge and agree that (a) this Agreement is not intended to, and does not, create any agency, partnership, fiduciary or joint venture relationship or act in concert between the parties hereto and neither this Agreement nor any other document or agreement entered into by either party hereto relating to the subject matter hereof shall be construed to suggest otherwise and (b) the obligations of the Sponsor under this Agreement is solely contractual in nature.

9. Amendment and Waiver; No Modification. No amendment or waiver of any provision of this Agreement will be valid and binding unless it is in writing and signed by each party hereto and the Company. Neither this Agreement nor any provision hereof may be amended, modified, supplemented, terminated or waived except by an agreement in writing signed by each of Parent, the Sponsor and the Company.

10. Governing Law; Consent to Jurisdiction; Service of Process; Venue. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware applicable to contracts to be made and performed entirely therein without giving effect to the principles of conflicts of law thereof or of any other jurisdiction. All claims, actions, suits and arising out of or relating to this Agreement shall be brought and determined in the Court of Chancery of the State of Delaware or, only if the Court of Chancery of the State of Delaware declines to accept or does not have jurisdiction over a particular matter, any court of the United States or any state court located in the State of Delaware (and each such party shall not bring any Legal Proceeding arising out of or relating to this Agreement in any court other than the aforesaid courts), and each of the parties hereto hereby irrevocably submits with regard to any such Legal Proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts. Each of parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any such Legal Proceeding, (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to lawfully serve process, (ii) that it or its property is exempt or immune from jurisdiction of such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (iii) that (x) such Legal Proceeding in any such court is brought in an inconvenient forum, (x) the venue of such Legal Proceeding is improper and (z) this Agreement or the subject matter hereof or thereof, may not be enforced in or by such courts.

11. Waiver of Jury Trial. Each party hereto hereby waives, to the fullest extent permitted by applicable Law, any right it may have to a trial by jury in respect of any suit, action or other proceeding directly or indirectly arising out of, under or in connection with this Agreement. Each party hereto (a) certifies that no Representative, agent or attorney of any other party has represented, expressly or otherwise, that such party would not, in the event of any action, suit or proceeding, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement, by, among other things, the mutual waiver and certifications in this Section 11.

12. Complete Agreement. This Agreement, together with the Undertaking, the Support Agreement, and the Merger Agreement, contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all contemporaneous or prior agreements or understandings, both written and oral, between or among Parent or any of its Affiliates, on the one hand, and the Sponsor or any of its Affiliates, on the other hand, with respect to the subject matter hereof.

13. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

14. Miscellaneous. This Agreement may be executed in any number of counterparts, as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Agreement. Facsimile signatures or signatures received as a pdf attachment to electronic mail shall be treated as original signatures for all purposes of this Agreement. This Agreement shall become effective upon its acceptance by Parent, as evidenced by the delivery to the Sponsor of a counterpart of this Agreement executed by Parent, with a copy provided to the Company. The parties hereto have participated jointly in negotiating and drafting this Agreement. If an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

Remainder of Page Intentionally Left Blank. Signature Page to Follow.

IN WITNESS WHEREOF, this Agreement is executed and effective as of date first written above.

Sponsor:

Ruili Group Co., Ltd.

By:	/s/ Xiaoping Zhang
Name:	Xiaoping Zhang
Title:	Legal Representative

ACCEPTED AND AGREED:

Ruili International Inc.

By:	/s/ Xiaoping Zhang
Name:	Xiaoping Zhang
Title:	Director

[Signature Page to Equity Commitment Letter]